                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BYLAWS

                                      OF

                                JOY GLOBAL INC.

                                   ARTICLE I

                                    OFFICES
                                    -------

          The initial registered office of the corporation required by the Delaware General Corporation Law shall be 30 Old Rudnick Lane, Suite 100, City of Dover, County of Kent, State of Delaware, and the address of the registered office may be changed from time to time by the Board of Directors.

          The principal business office of the corporation shall be located in the City of Milwaukee, County of Milwaukee, State of Wisconsin. The corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

          The registered office of the corporation required by the Wisconsin Business Corporation Law may be, but need not be, the same as its place of business in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.

                                  ARTICLE II

                                 STOCKHOLDERS
                                 ------------

          SECTION 1.  Annual Meeting.  The annual meeting of stockholders shall
                      --------------
be held at a time and on a date designated by resolution adopted by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state where the meeting is to be held, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for the annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.

          SECTION 2.  Special Meeting.  Special meetings of the stockholders,
                      ---------------
for any purpose or purposes, unless otherwise prescribed by statute, may be called (i) by the Chief Executive Officer, (ii) pursuant to a resolution approved by two-thirds of the Board of Directors, or (iii) by written request to the Chairman of the Board of Directors by stockholders representing at least two-thirds of the outstanding common stock entitled to vote.

          SECTION 3.  Place of Meeting.  The Board of Directors may designate
                      ----------------
any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin.

          SECTION 4.  Notice of Meeting.  Written notice stating the place, day
                      -----------------
and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the stockholder at the stockholder's address as it appears on the records of the corporation, with postage thereon prepaid. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

          SECTION 5.  Fixing of Record Date.  For the purpose of determining
                      ---------------------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the close of business on the date next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 5, such determination shall apply to any adjournment thereof; provided, however, that
                                                      --------  -------
the Board of Directors may fix a new record date for the adjourned meeting.

          SECTION 6.  Voting Lists.  The officer or agent having charge of the
                      ------------
stock ledger of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each; which list, for a period of ten (10) days prior to such meeting, shall be kept at the place where the meeting is to be held, or at another place within the city where the meeting is to be held, which other place shall be specified

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in the notice of meeting and the list shall be subject to inspection by any stockholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock ledger shall be prima facie evidence as to who are the stockholders entitled to examine such list or ledger or to vote at any meeting of stockholders. Failure to comply with the requirements of this Section 6 will not affect the validity of any action taken at such meeting.

          SECTION 7.  Quorum.  A majority of the shares entitled to vote,
                      ------
represented in person or by proxy, shall constitute a quorum at a meeting of stockholders; except that, where a separate vote by a class or classes is
              ------
required, a quorum shall consist of one-third of the shares entitled to vote of each such class. If a quorum is present, elections of directors shall be decided by plurality vote, and all other questions shall be decided by the majority vote of the shares represented at the meeting and entitled to vote, unless the vote of a greater number or voting by classes is required by Delaware law, the Restated Certificate of Incorporation, or these Amended and Restated Bylaws. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the Chairman of the meeting without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

          SECTION 8.  Proxies.  At all meetings of stockholders, a stockholder
                      -------
may vote by proxy executed in writing by the stockholder or by the stockholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

          SECTION 9.  Voting of Shares. Each outstanding share, regardless of
                      ----------------
class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of any class or classes are enlarged, limited or denied by the Amended and Restated Certificate of Incorporation or in the manner therein provided.

          SECTION 10. Voting of Shares by Certain Holders.  Neither treasury
                      -----------------------------------
shares nor shares of the corporation held by another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall be entitled to vote or to be counted for quorum purposes. Nothing in this paragraph shall be construed as limiting the right of the corporation to vote its own stock held by it in a fiduciary capacity.

          Shares standing in the name of another corporation, domestic or foreign, may be voted in the name of such corporation by its President or such other officer as the President may appoint or pursuant to any proxy executed in the name of such corporation by its President or such

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other officer as the President may appoint in the absence of express written notice filed with the Secretary that such President or other officer has no authority to vote such shares.

          Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by such administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors. Shares standing in the name of a fiduciary may be voted by such fiduciary, either in person or by proxy.

          A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee's proxy, may represent such stock and vote thereon.

          SECTION  11.  Stockholder Proposals.
                        ---------------------

          a. No proposal for a stockholder vote shall be submitted by a stockholder (a "Stockholder Proposal") to the corporation's stockholders unless the stockholder submitting such proposal (the "Proponent") shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons acting in concert with the Proponent
(ii) the name and address of the Proponent and the Persons identified in clause
(i), as they appear on the corporation's books (if they so appear), (iii) the class and number of shares of the corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto, including any material interest in such Stockholder Proposal held by the Proponent (other than as a stockholder); and (v) whether the Proponent or any Person identified in clause (i) intends to solicit proxies from holders of a majority of shares of the corporation entitled to vote on the Stockholder Proposal. The Proponent shall also submit such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders to consider the Stockholder Proposal. As used in this Section 11, the term "Person" means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

          b. The presiding officer at any stockholders' meeting may determine that any Stockholder Proposal was not made in accordance with the procedures prescribed in these Amended and Restated Bylaws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Stockholder Proposal shall be disregarded.

          c. The notice required by these Amended and Restated Bylaws to be delivered by the Proponent shall be delivered to the Secretary at the principal executive office of the corporation (i) not less than seventy-five (75) days before nor more than one hundred and five (105) days before the first anniversary of the preceding date of the previous year's annual meeting of

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stockholders if such Stockholder Proposal is to be submitted at an annual stockholders' meeting (provided, however, that in the event that the date of the
                       --------  -------
annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the corporation) and (ii) no later than the close of business on the fifteenth (15th) day following the day on which notice of the date of a special meeting of stockholders was given if the Stockholder Proposal is to be submitted at a special stockholders' meeting (provided, however, if notice of the date of the special meeting of stockholders
 --------  -------
was given less than twenty (20) days before the date of the special meeting of stockholders, the notice required by these Amended and Restated Bylaws to be given by the Proponent shall be delivered no later than the close of business on the fifth (5th) day following the day on which notice of the special stockholder's meeting was given). In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period for the giving of a stockholder's notice as described above.

          SECTION 12.  Inspectors of Election; Opening and Closing the Polls.
                       -----------------------------------------------------

          a. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall have the duties prescribed by law.

          b. The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting.

          SECTION 13.  Action by Stockholders.  The corporation expressly elects
                       ----------------------
to prohibit any type of stockholder action permitted under Section 228 of the Delaware General Corporation Law. All stockholder action which, under the Delaware General Corporation Law, shall take place at an annual or special meeting of the stockholders, shall take place at a duly called meeting of the stockholders in compliance with the requirements of this Article II.

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                                  ARTICLE III

                              BOARD OF DIRECTORS
                              ------------------

          SECTION 1.  General Powers.  The business and affairs of the
                      --------------
corporation shall be managed by its Board of Directors.

          SECTION 2.  Number. Tenure and Qualifications.  The number of
                      ---------------------------------
directors of the corporation shall be seven; provided that the number of
                                             --------
directors may be changed from time to time by resolution of the Board of Directors. Each director shall hold office until such director's successor shall have been elected and qualified, or until such director's earlier death, resignation or removal by the affirmative vote of the holders of a majority of shares entitled to vote in the election of directors. Directors need not be residents of the State of Delaware or stockholders of the corporation.

          SECTION 3.  Removal and Resignation.  No director may be removed from
                      -----------------------
office without cause and without the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors voting together as a single class. Any director may resign at any time upon written notice to the corporation. No director shall be or be deemed to be removed from office prior to the expiration of such director's term in office by virtue of a reduction in the number of directors.

          SECTION 4.  Annual Meetings.  An annual meeting of the Board of
                      ---------------
Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the Annual Meeting of Stockholders.

          SECTION 5.  Special Meetings.  Special meetings of the Board of
                      ----------------
Directors may be called by or at the request of the Chairman or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

          SECTION 6.  Notice.  Notice of any special meeting shall be given in a
                      ------
manner reasonably calculated so as to be received at least forty-eight (48) hours previous thereto by written notice delivered personally or mailed to each director at such director's business address, or by telegram. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because of the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          SECTION 7.  Quorum.  A majority of the number of directors fixed by
                      ------
Section 2 of this Article III shall constitute a quorum for the transaction of
                  -----------
business at any meeting of the Board

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of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

          SECTION 8.  Manner of Acting.  The act of the majority of the
                      ----------------
directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws shall require a greater number.

          SECTION 9.  Nomination of Directors; Vacancies.
                      ----------------------------------

          a.  Nomination of Directors.  Candidates for director shall be
              -----------------------
nominated either (i) by the Board of Directors or a committee appointed by the Board of Directors or (ii) by nomination at any stockholders' meeting by or on behalf of any stockholder entitled to vote at such meeting provided that written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (1) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days in advance of such meeting, and (2) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. A stockholder seeking to nominate a person to serve as a director must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 9.

          b.  Vacancies.  Any vacancy occurring in the Board of Directors,
              ---------
including a vacancy created by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, and any person so chosen shall hold office until a successor shall be duly chosen at the next election of the Board of Directors.

          SECTION 10.  Action by Directors Without a Meeting.  Any action
                       -------------------------------------
required to be taken at a meeting of directors, or at a meeting of a committee of directors, or any other action which may be taken at a meeting, may be taken without a meeting if a consent in writing setting forth the

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action so taken shall be signed by all of the directors or members of the committee thereof entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote.

          SECTION 11.  Participation in a Meeting by Telephone.  Members of the
                       ---------------------------------------
Board of Directors or any committee of directors may participate in a meeting of such Board or committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participating in a meeting pursuant to this
Section 10 shall constitute presence in person at such meeting.

          SECTION 12.  Compensation.  The Board of Directors, by majority vote
                       ------------
of the directors then in office and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or to delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents and beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation. The Board of Directors may be paid their expenses, if any, of attendance at each such meeting of the Board.

          SECTION 13.  Presumption of Assent.  A director of the corporation who
                       ---------------------
is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director's dissent is entered in the minutes of the meeting or unless such director files a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          SECTION 14.  Validity of Contracts.  No contract or other transaction
                       ---------------------
entered into by the corporation shall be affected by the fact that a director or officer of the corporation is in any way interested in or connected with any party to such contract or transaction, or is a party to such contract or transaction, even though in the case of a director the vote of the director having such interest or connection shall have been necessary to obligate the corporation upon such contract or transaction; provided, however, that in any
                                               --------  -------
such case (i) the material facts of such interest are known or disclosed to the directors or stockholders and the contract or transaction is authorized or approved in good faith by the stockholders or by the Board of Directors or a committee thereof through the affirmative vote of a majority of the disinterested directors (even though not a quorum), or (ii) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the stockholders, or by the Board of Directors, or by a committee thereof.

          SECTION 15.  Indemnification and Insurance.
                       -----------------------------

          a. Except as provided in paragraph (g) of this Section 15, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, arbitration, mediation or proceeding, whether civil, criminal, administrative or investigative, whether domestic or foreign (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, fiduciary, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent not prohibited by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including without limitation attorneys' fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification as to such alleged action or inaction shall continue as to a person who has ceased after such alleged action or inaction to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as
                                            --------  -------
provided in the following paragraph, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors unless such proceeding (or part thereof) is a counter claim, cross-claim, third party claim or appeal brought by such person in any proceeding. The right to indemnification conferred in this Section 15 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law
                       --------  -------
of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further appeal that such director or officer is not entitled to be indemnified for such expenses under this Section 15 or otherwise. The corporation may, by action of the Board of Directors, provide indemnification to an employee or agent of the corporation or to a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise of which the corporation owns fifty percent or more with the same scope and effect as the foregoing indemnification of directors and officers or such lesser scope and effect as shall be determined by action of the Board of Directors.

          b. If a claim under the preceding paragraph is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part in any such claim or suit, or in a claim or suit brought by the corporation to recover an advancement of expenses under this paragraph, the claimant shall be entitled to be paid also the expense of prosecuting or defending any such claim or suit. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the applicable standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by such person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses hereunder, the burden of proving that such person is not entitled to be indemnified, or to have or retain such advancement of expenses, shall be on the corporation.

          c. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Section 15 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          d. The corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

          e. For purposes of this Section 15, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 15 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     f. In the event that any of the provisions of this Section 15 (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

     g. The corporation's indemnification obligations for claims arising before the effective date of the corporation's plan of reorganization (the "Plan") in the corporation's bankruptcy proceedings commenced on June 7, 1999 pursuant to chapter 11 of title 11 of the United States Code shall be limited and qualified as provided in Section XIV(D) of the Plan.

          SECTION 16. Committees of Directors. The Board of Directors may
                      -----------------------
designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate committee members, who may replace any absent or disqualified member at any committee meeting. In the absence or disqualification of a committee member, the member or members present at any meeting and not disqualified from voting, whether such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter required to be submitted to the stockholders for approval under Delaware law, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws,
(ii) adopting, amending or repealing any of these Amended and Restated Bylaws,
(iii) removing directors or (iv) except in the case of action by a committee of disinterested directors, indemnifying directors.

                                  ARTICLE IV

                                   OFFICERS
                                   --------

          SECTION 1. Number. The officers of the corporation shall be a Chairman
                     ------
of the Board (who must be a member of the Board of Directors and who may be a current or former employee of the corporation), a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Treasurer, a Controller and a General Counsel, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect a Chief Operating Officer and one or more Group Presidents and may designate one or more of the Vice Presidents as Executive Vice Presidents or Senior Vice Presidents. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary, and the offices of President and Vice President.

          SECTION 2. Election and Term of Office. The officers of the
                     ---------------------------
corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such officer's successor shall have been duly elected or until such officer's death or until such officer shall resign or shall have been removed in the manner hereinafter provided.

          SECTION 3. Removal. Any officer or agent elected or appointed by the
                     -------
Board of Directors may be removed by the Board of Directors with or without cause whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

          SECTION 4. Vacancies. A vacancy in any office because of death,
                     ---------
resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

          SECTION 5. Chairman of the Board. The Chairman of the Board shall
                     ---------------------
preside at all meetings of the Board of Directors and stockholders.

          SECTION 6. Chief Executive Officer. The Chief Executive Officer shall
                     -----------------------
be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control all of the business and affairs of the corporation, and establish current and long-range objectives, plans and policies. The Chief Executive Officer shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as the Chief Executive Officer shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive Officer. The Chief Executive Officer shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, the Chief Executive Officer may authorize the President, an Executive Vice President, Senior Vice President, or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in the Chief Executive Officer's place and stead. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman of the Board, the Chief Executive Officer shall, when present, preside at all meetings of the stockholders and the Board of Directors.

          SECTION 7. President. The President shall direct, administer and
                     ---------
coordinate the activities of the corporation in accordance with policies, goals and objectives established by the Chief Executive Officer and the Board of Directors. The President shall also assist the Chief Executive Officer in the development of corporate policies and goals. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall, when present, preside at all meetings of the stockholders and the Board of Directors.

          SECTION 8. Chief Financial Officer. The Chief Financial Officer of the
                     -----------------------
corporation shall, under the direction of the Chief Executive Officer, be responsible for all financial and accounting matters and for the direction of the offices of Treasurer and Controller. The Chief Financial Officer shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer or the Board of Directors.

          SECTION 9. The Chief Operating Officer, Group Presidents and the Vice
                     ----------------------------------------------------------
Presidents. In the absence of the President or in the event of the President's
----------
death, inability or refusal to act, the Chief Operating Officer, the Group Presidents and the Executive Vice Presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election (or in the event there be no Chief Operating Officer, Group Presidents or Executive Vice Presidents or they are incapable of acting, the Senior Vice Presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may designate certain Vice Presidents as being in charge of designated divisions, plants, or functions of the corporation's business and add appropriate description to their title. Any Chief Operating Officer, Group President or Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to such Chief Operating Officer, Group President or Vice President by the Chief Executive Officer or by the Board of Directors.

          SECTION 10. The Secretary. The Secretary shall: (a) keep the minutes
                      -------------
of the stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Amended and Restated Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the Chief Executive Officer, President, or any Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer or by the Board of Directors.

          SECTION 11. The Treasurer. The Treasurer shall give a bond for the
                      -------------
faithful discharge of the Treasurer's duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Amended and
                                                 ----------
Restated Bylaws; and (b) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chief Executive Officer or by the Board of Directors.

          SECTION 12. The Controller. The Controller shall: (a) keep, or cause
                      --------------
to be kept, correct and complete books and records of account, including full and accurate accounts of receipts and disbursements in books belonging to the corporation; and (b) in general, perform all duties incident to the office of Controller and such other duties as from time to time may be assigned to the Controller by the Chief Executive Officer or by the Board of Directors.

          SECTION 13. General Counsel. The General Counsel shall be the chief
                      ---------------
legal officer of the corporation. The General Counsel shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer or the Board of Directors.

          SECTION 14. Assistant Secretaries and Assistant Treasurers. The
                      ----------------------------------------------
Assistant Secretaries may sign with the President, or any Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. Assistant Treasurers shall respectively give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board of Directors.

          SECTION 15. Salaries. The salaries of the officers shall be fixed from
                      --------
time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

          SECTION 16. Voting of Stock in Other Corporations. Unless otherwise
                      -------------------------------------
ordered by the Board of Directors, the Chief Executive Officer, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer shall have full power and authority on behalf of the Corporation to execute and deliver a proxy or proxies for and/or to attend and to act and to vote at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meetings shall possess and may exercise any and all rights and powers incident to the ownership or such stock and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers upon any other person or persons.

                                   ARTICLE V

                             APPOINTED EXECUTIVES
                             --------------------

          SECTION 1. Vice Presidents. The Chief Executive Officer may appoint,
                     ---------------
from time to time, as the Chief Executive Officer may see fit, and fix the compensation of, one or more Vice Presidents whose title will include words describing the function of such Vice President's office and the group, division or other unit of the Company in which such Vice President's office is located. Each of such appointed Vice Presidents shall hold office during the pleasure of the Chief Executive Officer, shall perform such duties as the Chief Executive Officer may assign, and shall exercise the authority set forth in the Chief Executive Officer's letter appointing such Vice President.

          SECTION 2. Assistants. The Chief Executive Officer may appoint, from
                     ----------
time to time, as the Chief Executive Officer may see fit, and fix the compensation of, one or more Assistants to the Chairman, one or more Assistants to the President, and one or more Assistants to the Vice Presidents, each of whom shall hold office during the pleasure of the Chief Executive Officer, and shall perform such duties as the Chief Executive Officer may assign.

                                  ARTICLE VI

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS
                     -------------------------------------

          SECTION 1. Contracts. The Board of Directors may authorize any officer
                     ---------
or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

          SECTION 2. Loans.  No loans shall be contracted on behalf of the
                     -----
corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

          SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for
                     -------------------
the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

          SECTION 4. Deposits. All funds of the corporation not otherwise
                     --------
employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VII

                   CERTIFICATE FOR SHARES AND THEIR TRANSFER
                   -----------------------------------------

          SECTION 1. Certificates for Shares. Certificates representing shares
                     -----------------------
of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer, President, or any Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock ledger of the corporation.

          All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.


          SECTION 2. Transfer of Shares. Transfer of shares of the corporation
                     ------------------
shall be made only on the stock ledger of the corporation by the holder of record thereof or by such person's legal representative, who shall, if so required, furnish proper evidence of authority to transfer, or by such person's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                                 ARTICLE VIII

                                  FISCAL YEAR
                                  -----------

          The fiscal year of the corporation shall begin on the first day of November and end on the thirty-first day of October in each year.

                                  ARTICLE IX

                                   DIVIDENDS
                                   ---------

          The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by the Amended and Restated Certificate of Incorporation.

                                   ARTICLE X

                                     SEAL
                                     ----

          The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal".

                                  ARTICLE XI

                               WAIVER OF NOTICE
                               ----------------

          Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these Amended and Restated Bylaws or under the provisions of the Amended and Restated Certificate of Incorporation or under the provisions of the Delaware General Corporation Law, a waiver thereof in writing, signed at any time by the person or persons entitled to such notice of the meeting, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE XII

                                  AMENDMENTS
                                  ----------

          These Amended and Restated Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting thereof only with the affirmative vote of a majority of the total number of directors.

                                 ARTICLE XIII

                         CERTAIN BUSINESS COMBINATIONS
                         -----------------------------

          The corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.